Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION REPORTS

2019 THIRD QUARTER FINANCIAL RESULTS

Highlights

•                  Net income for the three months ended September 30, 2019, totaled $6,310,000, which is an increase of $271,000 or 4.5% over comparable period results for the three months ended September 30, 2018.

•                  Net income for the nine months ended September 30, 2019, totaled $18,640,000, which is an increase of $2,181,000 or 13.3% over comparable period results for the nine months ended September 30, 2018.

•                  Net interest income for the nine months ended September 30, 2019, totaled $44,680,000, with a net interest margin of 3.87%.

•                  Total loans outstanding were $1,288,285,000 at September 30, 2019.

•                  Total deposits were $1,417,610,000 at September 30, 2019.

•                  Quarterly cash dividends paid to ACNB Corporation shareholders in the first nine months of 2019 totaled $5,151,000 or $0.73 per share. It was recently announced the cash dividend declared for the fourth quarter of 2019 is $0.25 per share for the third consecutive quarter.

•                  As publicly announced on July 2, 2019, geographic expansion efforts are underway for ACNB Corporation through the acquisition of Frederick County Bancorp, Inc., headquartered in Frederick, Maryland, and its wholly-owned subsidiary, Frederick County Bank. This transaction, valued at approximately $60 million, is currently anticipated to close in the first quarter of 2020.

GETTYSBURG, PA, October 30, 2019 -— ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and Russell Insurance Group, Inc., announced financial results for the three months ended September 30, 2019, with net income of $6,310,000. Compared to net income of $6,039,000 for the three months ended September 30, 2018, this is an increase of $271,000 or 4.5% over comparable period results. Basic earnings per share was $0.89 and $0.86 for the three months ended September 30, 2019 and 2018, respectively, which is an increase of $0.03 or 3.5%.

The Corporation reported net income of $18,640,000 for the nine months ended September 30, 2019. Compared to net income of $16,459,000 for the nine months ended September 30, 2018, this is an increase of $2,181,000 or 13.3% over comparable period results. Basic earnings per share was $2.64 and $2.34 for the nine months ended September 30, 2019 and 2018, respectively, which is an increase of $0.30 or 12.8%.

Excluding the nonrecurring acquisition expenses incurred in conjunction with the acquisition of Frederick County Bancorp, Inc. and Frederick County Bank as well as the corresponding tax impact at the marginal tax rate, adjusted net income (non-GAAP) for the three and nine months ended September 30, 2019, would have been $6,710,000, or $0.95 earnings per share, and $19,040,000, or $2.70 earnings per share, respectively, which represents an increase of 11.1% and 15.7%, respectively, over the comparable results for the three and nine months ended September 30, 2018.

“At ACNB Corporation, we are pleased with the solid financial results for the third quarter and the first nine months of 2019, which are primarily due to higher net interest income despite the competitive and economic landscapes,” said James P. Helt, ACNB Corporation President & CEO. “We also continue to embrace our more than 160-year history as a financial institution that builds customer relationships and finds solutions to reinforce ACNB Corporation’s strategic vision to be the independent financial services provider of choice in the core markets served.”

“Our fundamental growth strategies in community banking, wealth management, and insurance operations are supplemented by inorganic growth via our geographic expansion initiatives,” he continued. “At the current time, ACNB Corporation’s focus is on successfully completing the anticipated acquisition of Frederick County Bancorp, Inc. and its wholly-owned subsidiary, Frederick County Bank, in the first quarter of 2020.”

Revenues

Total revenues, defined as net interest income plus noninterest income, for the first nine months of 2019 were $58,381,000, or a 7.7% increase over total revenues of $54,220,000 for the first nine months of 2018. Total interest income for the first nine months of 2019 was $52,037,000, or an increase of 9.8%, as compared to total interest income of $47,401,000 for the first nine months of 2018.

Loans

Total loans outstanding were $1,288,285,000 at September 30, 2019. Loans outstanding decreased by $14,180,000, or 1.1%, due primarily to unanticipated early payoffs since December 31, 2018, and increased by $15,839,000, or 1.2%, from September 30, 2018 to September 30, 2019. Year over year, loan growth is chiefly in the commercial loan portfolio with a focus on asset quality and disciplined underwriting standards despite the intense competition in the Corporation’s market areas. As a result of normal and anticipated credit losses in the portfolio, the provision for loan losses for the first nine months of 2019 was $425,000, compared to a provision of $770,000 for the first nine months of 2018.

Deposits

Total deposits were $1,417,610,000 at September 30, 2019. Deposits increased by $69,518,000, or 5.2%, from December 31, 2018, and by $70,367,000, or 5.2%, from September 30, 2018 to September 30, 2019. Year over year, deposit growth is a function of pricing and the level of deposits held by existing and new customers, especially in the segment of municipal depositors.

Net Interest Income and Margin

Net interest income rose by $2,614,000 to $44,680,000 for the first nine months of 2019, which is an increase of 6.2% compared to the first nine months of 2018. The net interest margin for the first nine months of 2019 was 3.87%, compared to 3.78% for the same period of 2018. Both net interest income and the net interest margin were positively impacted by the origination and repricing of loans at higher market rates from September 30, 2018 to September 30, 2019.

Noninterest Income

Noninterest income for the first nine months of 2019 was $13,701,000, an increase of $1,547,000, or 12.7%, from the first nine months of 2018. The increase includes both revenue from wealth management activities and insurance sales commissions, which grew 4.5% and 14.7%, respectively, when comparing the first nine months of 2018 to the first nine months of 2019.

Noninterest Expense

Noninterest expense for the first nine months of 2019 was $34,920,000, an increase of $1,827,000, or 5.5%, from the same period in 2018. The increase in noninterest expense is mostly attributable to normal business operations, the largest component of which is salaries and employee benefits.

Dividends

Quarterly cash dividends paid to ACNB Corporation shareholders in the first nine months of 2019 totaled $5,151,000, or $0.73 per share. In the first nine months of 2018, ACNB Corporation paid $0.66 per share for total dividends paid to shareholders in the amount of $4,642,000. In aggregate and per share, quarterly dividends paid to ACNB Corporation shareholders rose by 11%, when comparing the first nine months of 2018 to the first nine months of 2019.

About ACNB Corporation

ACNB Corporation, headquartered in Gettysburg, PA, is the $1.7 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 22 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As a division of ACNB Bank, NWSB Bank serves its marketplace via a network of seven community banking offices located in Carroll County, MD. Russell Insurance Group, Inc., the Corporation’s insurance subsidiary, is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, Germantown and Jarrettsville, MD. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

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Non-GAAP Financial Measures

ACNB Corporation uses non-GAAP financial measures to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In the event of such a disclosure or release, the Securities and Exchange Commission’s (SEC) Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. Reconciliations of GAAP to non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release.

Management believes merger-related expenses are not organic costs attendant to operations and facilities. These charges principally represent expenses to satisfy contractual obligations of the acquired entity, without any useful benefit to us, to convert and consolidate the entity’s records, systems and data onto our platforms, and professional fees related to the transaction. These costs are specific to each individual transaction and may vary significantly based on the size and complexity of the transaction.

SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Tax Cuts and Jobs Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic conditions on current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; the effect of general economic conditions and more specifically in the Corporation’s market area; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the Securities and Exchange Commission, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K.

ACNB #2019-26

October 30, 2019

ACNB CORPORATION

Financial Highlights

Unaudited Consolidated Condensed Statements of Income

Dollars in thousands, except per share data

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
INCOME STATEMENT DATA
Interest income	$17,697	$16,282	$52,037	$47,401
Interest expense	2,652	1,869	7,357	5,335
Net interest income	15,045	14,413	44,680	42,066
Provision for loan losses	150	200	425	770
Net interest income after provision for loan losses	14,895	14,213	44,255	41,296
Noninterest income	4,941	4,125	13,701	12,154
Merger-related expenses	516	—	516	—
Noninterest expense	11,458	10,856	34,404	33,093
Income before income taxes	7,862	7,482	23,036	20,357
Provision for income taxes	1,552	1,443	4,396	3,898
Net income	$6,310	$6,039	$18,640	$16,459
Basic earnings per share	$0.89	$0.86	$2.64	$2.34

NON-GAAP MEASURES
INCOME STATEMENT DATA
Net income	$6,310	$6,039	$18,640	$16,459
Merger-related expenses, net of income taxes	400	—	400	—
Adjusted net income (non-GAAP)*	$6,710	$6,039	$19,040	$16,459
Adjusted basic earnings per share (non-GAAP)*	$0.95	$0.86	$2.70	$2.34

* See non-GAAP Financial Measures above.

Unaudited Selected Financial Data

Dollars in thousands, except per share data

	September 30, 2019	September 30, 2018	December 31, 2018
BALANCE SHEET DATA
Assets	$1,735,849	$1,647,799	$1,647,724
Securities	$209,153	$198,217	$190,835
Loans, total	$1,288,285	$1,272,446	$1,302,465
Allowance for loan losses	$13,924	$13,414	$13,964
Deposits	$1,417,610	$1,347,243	$1,348,092
Borrowings	$113,577	$123,250	$118,164
Stockholders’ equity	$186,074	$164,512	$168,137
COMMON SHARE DATA
Basic earnings per share	$2.64	$2.34	$3.09
Cash dividends paid per share	$0.73	$0.66	$0.89
Book value per share	$26.30	$23.36	$23.86
Number of common shares outstanding	7,074,539	7,042,224	7,046,020
SELECTED RATIOS
Return on average assets	1.49%	1.37%	1.34%
Return on average equity	14.25%	13.96%	13.62%
Non-performing loans to total loans	0.38%	0.50%	0.52%
Net charge-offs to average loans outstanding	0.04%	0.11%	0.13%
Allowance for loan losses to total loans	1.08%	1.05%	1.07%
Allowance for loan losses to non-performing loans	285.50%	212.79%	206.51%